Exhibit 99.2

Keefe, Bruyette & Woods 2019 Community Bank Investor Conference July 30 - 31, 2019

2 Forward Looking Statement Disclaimer Forward-looking statements are based on management’s knowledge and belief as of today and include information concerning Heritage Commerce Corp, the holding company (“HCC”) for Heritage Bank of Commerce (“HBC”), possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. For a discussion of risk factors which could cause results to differ, please see HCC’s reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and HCC’s press releases. Also, please see HCC’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 17, 2019, on the announcement of the entering into an Agreement and Plan of Merger and Reorganization, dated May16, 2019 by among the HCC, HBC and Presidio Bank (“Presidio”). In connection with the proposed acquisition transaction, HCC has filed a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (“SEC”). The Registration Statement was declared by the SEC to be effective on July 15, 2019. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. HCC undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

3 Recently Announced Merger with Presidio Bank Additional Information about the Announced Merger with Presidio Bank and Where to Find It This slide presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed acquisition transaction, Heritage Commerce Corp has filed a registration statement on Form S-4 (the "Registration Statement") with the SEC. The Registration Statement was declared by the SEC to be effective on July 15, 2019, and a joint proxy statement and prospectus was distributed to the shareholders of Presidio Bank in connection with their vote on the proposed acquisition and to the shareholders of Heritage Commerce Corp in connection with their vote on the issuance of shares of Heritage Commerce Corp common stock in connection with the proposed acquisition. SHAREHOLDERS OF PRESIDIO BANK AND HERITAGE COMMERCE CORP ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The joint proxy statement and prospectus and other relevant materials (when they become available), and any other documents filed by Heritage Commerce Corp with the SEC, can be obtained free of charge on the SEC’s website, www.sec.gov, or on Heritage Commerce Corp’s website, www.heritagecommercecorp.com, under the “Presentations” link or the “SEC Filings” link, or by mail to Heritage Commerce Corp at 150 Almaden, San Jose, CA 95113, Attention: Debbie Reuter, Corporate Secretary, or by telephone at (408) 947-6900, or on Presidio Banks’s website, www.presidiobank.com, under the “Media & Investor” link and then the “Investor Relations” link and then the “Documents & Financial Statements” link and then the “Documents” link, or by mail to Presidio Bank at 1 Montgomery, Suite 2300, San Francisco, CA 94104, Attention: Cheryl Whiteside, Corporate Secretary, or by telephone at (415) 229-8405. The directors, executive officers and certain other members of management and employees of Heritage Commerce Corp may be deemed to be participants in the solicitation of proxies in favor of the acquisition of Presidio Bank from the shareholders of Heritage Commerce Corp. Information about the directors and executive officers of Heritage Commerce Corp is included in the proxy statement for its 2019 Annual Meeting of Heritage Commerce Corp shareholders, which was filed with the SEC on April 15, 2019. The directors, executive officers and certain other members of management and employees of Presidio Bank may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition. Information about the directors and executive officers of Presidio Bank is included in the joint proxy statement and prospectus provided to Presidio Bank shareholders in connection with the approval of the acquisition. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed acquisition. Free copies of this document may be obtained as described in the preceding paragraph.

4 Heritage Commerce Corp Strategy Build a significant, well diversified, community business bank in Northern California (primarily the San Francisco Bay Area) Providing a diversified mix of lending and deposit products oriented to small and medium sized business and professional communities (and the principals thereof) Delivering products and services through full-service branch offices located in key communities throughout the footprint Building the franchise through: Organic growth New loan team de novo office locations Mergers & Acquisitions 14 Branches

5 Heritage Commerce Corp Profile History: Heritage Bank of Commerce, a community business bank founded in 1994 headquartered in San Jose, California Heritage Commerce Corp, a California corporation organized in 1997, the holding company for Heritage Bank of Commerce Relationship Banking Offers a full range of banking services to small and medium sized businesses (and their principals), and to professionals using a “Consultative” relationship banking approach Core Clientele Small to medium sized closely held businesses (and their principals and key employees) Professionals High net worth individuals Specialty Expertise Small Business Administration (“SBA”) Lending and loan sales Dental Lending Corporate Finance/Asset-Based Lending Factoring Construction Lending Cash Management Non-profit organizations, education, and churches Homeowner Association Services

6 Heritage Commerce Corp Snapshot Headquartered in San Jose, California 14 Branches (1) Tangible Equity (2) Tangible Common Equity (3) Risk-Based Capital (4) Tax Equivalent Yield n TE(1)/Tangible Assets 9.74%

Well-positioned in five affluent counties of the San Francisco Bay Area Located in the Economically Vibrant San Francisco Bay Area 7 Projected Projected 2019 5-Yr 5-Yr Median Household 2019 Population Household Income County Population Growth Income Growth Santa Clara 1,964,163 4.87% $ 122,630 14.48% Alameda 1,683,846 5.21% 99,686 17.29% Contra Costa 1,160,916 4.98% 99,912 14.85% San Francisco 896,998 5.18% 115,144 17.09% San Mateo 779,473 4.36% 122,987 16.28% Marin 262,357 2.83% 115,044 11.37% San Benito 60,635 4.71% 84,995 10.27% California 39,964,848 3.94% 74,605 13.61% National 329,236,175 3.56% 63,174 8.82% Source: SNL as of 6/30/19

8 Market Share Ranks third amongst Independent Community Banks headquartered in the San Francisco Bay Area(1) Only independent community bank over $1 billion in assets headquartered in Santa Clara County (1) San Francisco Bay Area refers to Alameda, Contra Costa, Marin, San Francisco, San Mateo, and Santa Clara counties. Source: FDIC, Summary of Deposits as of June 30, 2018. (2) Includes Hollister Branch which is outside of market; also includes the Half Moon Bay and San Ramon branches, which were closed in 3Q18. Deposits 2018 Branch in Bay Area(1) Rank Bank Count ($000) Top Regional Banks: 1 Fremont Bank 20 3,426,160 2 Mechanics Bank 27 3,195,302 3 Heritage Bank of Commerce 16 2,705,981 (2) 4 Bank of Marin 15 1,678,188 5 Sterling Bank and Trust, FSB 20 1,612,871 6 First National Bank of Northern California 13 981,451 7 United Business Bank 8 824,697 8 California Bank of Commerce 3 800,103 9 Presidio Bank 5 757,467 10 Avidbank 2 689,975 Top National Franchises: 1 Bank of America, NA 196 139,449,014 2 Wells Fargo Bank, NA 229 105,278,341 3 Silicon Valley Bank 4 45,763,506 4 First Republic Bank 36 38,262,434 5 JPMorgan Chase Bank, NA 199 37,504,619 6 Bank of the West 80 29,337,088 7 Citibank, NA 94 24,436,000 Totals for Market:(1) 1,392 512,407,779

Experienced Management Team 9 Years at Years of Banking Name Position HCC Experience Walter T. Kaczmarek President & CEO (retiring on August 8, 2019) 14 38 Keith A. Wilton EVP / Chief Operating Officer 5 37 President of Heritage Bank of Commerce (Promoted to President & CEO of Heritage Commerce Corp effective August 8, 2019) Michael E. Benito EVP / Business Banking Division 15 34 Margo G. Butsch EVP / Chief Credit Officer 4 19 Lawrence D. McGovern EVP / Chief Financial Officer 21 36 Teresa L. Powell EVP / Director of HOA & Deposit Services 4 37 Debbie K. Reuter EVP / Chief Risk Officer 24 42 Larry G. St. Regis EVP / Chief Technology Officer 19 19 May K. Y. Wong EVP / Controller 20 34

10 Heritage Commerce Corp Highlights Acquired Tri-Valley Bank in 2Q18 Acquired United American Bank in 2Q18 Reported Record Earnings of $35.3 Million for the Full Year of 2018 Celebrated 25th Anniversary Announced Proposed Merger with Presidio Bank in 2Q19 Walter Kaczmarek President & CEO Retiring on August 8, 2019 Keith Wilton Promoted to President & CEO of Heritage Commerce Corp effective August 8, 2019

11 Current Balance Sheet Highlights (in $000’s) For the Periods Ended: % Change % Change 6/30/19 3/31/19 6/30/18 from 3/31/19 from 6/30/18 n Total Assets $ 3,108,031 $ 3,115,877 $ 3,123,207 0% 0% n Total Loans $ 1,877,767 $ 1,848,318 $ 1,956,633 2% -4% n Core Deposits(1) $ 2,518,379 $ 2,537,457 $ 2,585,192 -1% -3% n Total Deposits $ 2,622,473 $ 2,640,244 $ 2,683,619 -1% -2% n Equity / Total Assets 12.49% 12.15% 11.09% 3% 13% n TCE / Tangible Assets 9.74% 9.38% 8.25% 4% 18% n Total RBC Ratio 15.9% 15.6% 13.5% 2% 18% (1) Excludes time deposits $250 and over and all CDARs

Strong Deposit Base (in $000’s) 12 Balance % of Total Demand, noninterest-bearing $ 994,082 37.9% Demand, interest-bearing 682,114 26.0% Savings and money market 788,832 30.1% Time deposits - under $250 53,351 2.0% Core Deposits 2,518,379 96.0% Time deposits - $250 and over 88,519 3.4% CDARS - interest-bearing demand, money market and time deposits 15,575 0.6% Total $ 2,622,473 100.0%

Diversified Loan Portfolio (in $000’s) 13 Balance % of Total Commercial $567,529 30.2% CRE - Owner Occupied 394,777 21.0% CRE - Investor/Other 643,108 34.3% Land & Construction 97,297 5.2% Equity Lines 116,057 6.2% Residential Mortgages 48,944 2.6% Consumer & Other 10,055 0.5% Total $1,877,767 100.0%

Credit Quality Metrics (in $000’s) 14 * Nonperforming assets (“NPA”) ** Allowance for loan losses (“ALLL”) Selected Ratios for 2Q19 Balance at 2Q19 (in $000's) 1. NPA's/Total Assets = 0.55% 1. Classified Assets $31,176 2. ALLL/ NPL's = 156.49% 2. NPA's $17,018 3. ALLL/Total Loans = 1.42% 3. ALLL $26,631 4. Classified Assets/Total Assets = 1.00%

15 Operating Performance (in $000’s) (1) Includes a $6.1 million increase in the provision for loan losses related to a specific reserve for a $22.9 million lending relationship that was placed on nonaccrual during the second quarter of 2018. (2) Includes $540,000 pretax acquisition costs in both 2Q 2019 and YTD 2019 related to the proposed Presidio Bank merger. Includes $8.2 million, and $8.8 million pre-tax acquisition costs in 2Q 2018, and YTD 2018, respectfully, related to the Tri-Valley Bank and United American Bank mergers. (3) Earnings Per Share (4) Return on Average Tangible Assets (5) Return on Average Equity (6) Return on Average Tangible Equity

Net Interest Margin Trend (TEY) 16

$0.36 (1)Includes $7.1 million of tax expense associated with remeasurement of net deferred tax assets in the fourth quarter of 2017 (2) Pre-tax acquisition costs of $8.2 million and $6.1 million increase in the provision for loan losses related to a specific reserve for a $22.9 million lending relationship that was placed on nonaccrual during the second quarter of 2018. Diluted EPS 17 2013 2014 2015 2016 2017 2018 2019 4Q $ 0.10 $ 0.11 $ 0.12 $ 0.19 $ 0.03 $ 0.30 $ 0.36 3Q $ 0.10 $ 0.11 $ 0.10 $ 0.18 $ 0.22 $ 0.28 $ 0.42 2Q $ 0.09 $ 0.10 $ 0.14 $ 0.19 $ 0.19 $ 0.02 $ 0.26 $ 0.49 1Q $ 0.07 $ 0.10 $ 0.13 $ 0.16 $ 0.17 $ 0.23 $ 0.28 $ 0.72 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 4Q 3Q 2Q 1Q $0.42 $0.48 $0.72 $0.62 $0.54 (1) $0.84 (2)

Common Dividends Declared Per Share 18

19 Recently Announced Merger with Presidio Bank Creating an approximately $4.1 Billion Business Bank in the San Francisco Bay Area the respective businesses, operations, financial condition, asset quality, earnings and prospects of Heritage, Presidio and the combined company; the enhanced growth opportunities resulting from a larger scale operation, including a broader customer base, a larger loan and deposit offering, more diversified sources of revenue, an expanded presence in the San Francisco Bay Area region of Northern California and increased lending capabilities; the unique opportunity posed by this acquisition opportunity, given the significant size, location, high quality banking franchise, and business experience of Presidio and its management, including its track record of organic growth, strong credit culture, long-term customer loyalty and long history of serving communities in Santa Clara, San Mateo, San Francisco, Marin, and Contra Costa counties in Northern California; the potential anticipated synergies by combining Presidio’s lending strengths and strong deposit franchise, and the enhanced opportunities to grow relationship-based lending and low cost core deposits for the combined company; Strategic Rationale:

20 Recently Announced Merger with Presidio Bank Creating an approximately $4.1 Billion Business Bank in the San Francisco Bay Area the potential for revenue enhancement, which creates the opportunity for Heritage to have greater future earnings and prospects compared to Heritage’s earnings and prospects on a stand-alone basis; senior management’s familiarity with the management team at Presidio and the fact that several executives of both management teams have worked together in the past; the opportunity for significant earnings accretion which may be realized by the shareholders of Heritage after giving effect to anticipated cost savings as a result of the merger; and the scarcity of acquisition opportunities of the size, reputation and business culture presented by Presidio Strategic Rationale (continued):

21 Recently Announced Merger with Presidio Bank Pro Forma at March 31, 2019 n Total Assets $ 4.1 billion n Total Loans $ 2.5 billion n Total Deposits $ 3.4 billion

Small to medium size business customer relationship focus in vibrant economic geography Competitive loan and deposit/cash management products catering to businesses Diversified specialty business units Highly experienced management team throughout the company Solid capital and liquidity management 15.9% total risk-based capital ratio under the Basel III regulatory requirements at 6/30/19 71.60% loan to deposit ratio at 6/30/19 Quarterly common dividend at $0.12 per share in the second quarter of 2019 Good locations and markets with solid market share among community banks 14 branch locations Ranks third in deposit market share amongst independent community banks(1) San Francisco and San Jose combined MSA’s are second in the state of California in households with income greater than $200,000 (1) Market refers to Alameda, Contra Costa, Marin, San Francisco, San Mateo, and Santa Clara counties. Source: FDIC, Summary of Deposits as of June 30, 2018. Positioned for Continued Growth in the San Francisco Bay Area 22

Michael E. Benito Executive Vice President Business Banking Division 408.792.4085 Margo G. Butsch Executive Vice President Chief Credit Officer 408.200.8738 Teresa L. Powell Executive Vice President Director of HOA & Deposit Services 408.200.8712 Debbie K. Reuter Executive Vice President Chief Risk Officer & Corporate Secretary 408.494.4542 Corporate Headquarters 150 Almaden Boulevard San Jose, CA 95113 NASDAQ: HTBK Larry G. St. Regis Executive Vice President Chief Technology Officer 408.792.4049 May K.Y. Wong Executive Vice President Controller 408.494.4596 Keith A. Wilton Executive Vice President and Chief Operating Officer President of Heritage Bank of Commerce (Promoted to President and Chief Executive Officer of Heritage Commerce Corp effective August 8, 2019) 408.494.4534 Walter T. Kaczmarek Lawrence D. McGovern President and Chief Executive Officer Executive Vice President (Retiring on August 8, 2019) Chief Financial Officer 408.494.4500 408.494.4562 Contact Information 23